As filed with the Securities and Exchange Commission on August 11, 2010

Registration No. 333-164313

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Phillips Edison – ARC Shopping Center REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	27-1106076
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey S. Edison

Chief Executive Officer

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 (919) 786-2000	Peter M. Fass, Esq. James P. Gerkis, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒

(Do not check if smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 5 is being filed solely for the purpose of filing Exhibits 10.3 and 10.5. No changes have been made to the form of preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in Item 36 the filing of Exhibits 10.3 and 10.5 in this Amendment No. 5 and the incorporation by reference of certain other exhibits filed in Amendment No. 4).

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount

SEC registration fee	$127,271
FINRA filing fee	75,500
Legal fees and expenses	2,260,000
Blue sky fees and expenses	200,000
Accounting fees and expenses	600,000
Sales and advertising expenses	4,500,000
Issuer costs regarding bona fide training and education meetings and retail seminars	900,000
Printing	3,000,000
Shareholder relations, transfer agent and fulfillment costs	5,325,500
Due diligence expenses (retailing)	1,990,050
Legal fees—underwriter portion	200,000
Telephone and Internet	378,000
Miscellaneous expenses	3,143,679

Total	$22,700,000

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of our advisor, our sub-advisor and their respective affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The Company expects to sell up to approximately $50.0 million in shares of our common stock in our primary offering pursuant to the Company’s “friends and family” program. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the Dealer Manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33. Recent Sales of Unregistered Securities

In connection with its organization, on December 3, 2009, the Company issued 20,000 shares of its common stock to Phillips Edison NTR LLC at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. We expect to make a capital contribution to Phillips Edison – ARC Shopping Center Operating Partnership, L.P., our operating partnership, in the amount of $200,000 in exchange for 20,000 limited partner units of the operating partnership. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, the Company’s charter limits the liability of the Company’s directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, the charter also requires that the Company (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it hold an Indemnitee harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (1) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (2) the Indemnitee was acting on behalf of or performing services for the Company; (3) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (4) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and (3) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority of a jurisdiction in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (2) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (3) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Amended and Restated Exclusive Dealer Manager Agreement (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
1.2	Form of Soliciting Dealers Agreement (incorporated by reference to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 12, 2010)
3.1	Form of Second Articles of Amendment and Restatement (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
3.2	Form of Amended and Restated Bylaws (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
4.1	Form of Subscription Agreement (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 1, 2010)
4.3	Dividend Reinvestment Plan (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
4.4	Share Repurchase Program (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
4.5	Form of Amended and Restated Escrow Agreement (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
5.1	Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
8.1	Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
10.1	Third Amended and Restated Advisory Agreement (incorporated by reference to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
10.2	Master Property Management, Leasing and Construction Management Agreement (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
10.3	Amended and Restated 2010 Independent Director Stock Plan
10.4	First Amended and Restated Sub-Advisory Agreement (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)

10.5	2010 Long-Term Incentive Plan
21.1	Subsidiaries of the Company (incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed on January 13, 2010)
23.1	Consent of Deloitte & Touche LLP (incorporated by reference to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.3	Consent of CoStar Group, Inc. (incorporated by reference to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 12, 2010)
23.4	Consent of International Council of Shopping Centers Inc. (incorporated by reference to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 12, 2010)
24.1	Power of Attorney (included on the Signature Page of the Company’s Registration Statement on Form S-11 (No. 333-164313) filed on January 13, 2010)
24.2	Power of Attorney (included on the Signature Page of Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)

Item 37. Undertakings

(a)    The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)    The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)    The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)    For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)    The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)    The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)    The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)    The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)    The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

Prior Performance is not Indicative of Future Results

Table VI presents summary information with respect to acquisitions of properties sponsored by Phillips Edison during the three years ended December 31, 2009. Each of the programs represented in the table have or had investment objectives similar to ours. Phillips Edison diversified the portfolios by geographic region and tenant mix as well as investment size and investment risk. In constructing the portfolios for these programs, Phillips Edison specialized in acquiring a mix of value-added, enhanced-return and core real estate assets with a focus primarily on value-added and enhanced-return assets. Like these funds, we will also seek to diversify our assets by investment risk by making investments in core properties and other real estate-related assets. We intend to allocate approximately 90.0% of our portfolio to investments primarily in necessity-based neighborhoods and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million. We intend to allocate approximately 10.0% of our assets to enhanced return and other real estate-related assets. Although this is our current targeted portfolio, we may make adjustments to our targeted portfolio based on real estate market conditions and investment opportunities.

Table VI

ACQUISITIONS OF PROPERTIES (continued)

Prior Performance is not Indicative of Future Results

	Property	State	Property Type	Gross Leasable Space	Date Acquired	Total Financing(1)	Cash Down Payment	Cash Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized	Total Costs

Phillips Edison Shopping Center Fund IV, LP
	Hermiston Plaza	OR	Retail	150,396	1/25/08	7,267,427	3,732,573	11,000,000	55,311	11,055,311
	Deerfield Place	NE	Retail	129,812	4/25/08	4,356,200	2,293,800	6,650,000	125,957	6,775,957
	Village Shoppes at East Cherokee	GA	Retail	128,667	8/22/08	15,784,000	2,516,000	18,300,000	176,353	18,476,353
	Plaza North	NE	Retail	203,250	10/10/08	7,680,496	4,019,504	11,700,000	114,169	11,814,169
	Silver State	NV	Retail	155,647	12/5/08	9,702,030	4,997,970	14,700,000	111,415	14,811,415
	Village Center	AZ	Retail	170,801	7/14/2009	7,452,000	4,460,500	11,912,500	65,788	11,978,288

						$52,242,153	$22,020,347	$74,262,500	$648,992	$74,911,492

Phillips Edison Shopping Center Fund III, LP
	Walled Lake	MI	Retail	90,875	1/7/2007	6,280,227	3,269,773	9,550,000	104,053	9,654,053
	Blaine International	WA	Retail	127,444	5/7/2007	7,702,459	4,047,541	11,750,000	71,317	1,821,317
	Creekview Center	UT	Retail	194,583	5/7/2007	6,051,552	5,423,448	11,475,000	233,946	11,708,946
	Sandy Marketplace	OR	Retail	101,192	5/7/2007	6,578,193	3,421,807	10,000,000	74,054	10,074,054
	Acworth Avenue	GA	Retail	16,130	6/27/2007	2,437,500	1,270,085	3,707,585	41,621	3,749,206
	Alamosa Plaza	CO	Retail	19,875	6/27/2007	975,000	483,689	1,458,689	37,619	1,496,308
	Beacon Heights	GA	Retail	105,849	6/27/2007	3,087,500	1,614,783	4,702,283	42,969	4,745,252
	Bear Road Plaza	NY	Retail	59,483	6/27/2007	3,380,000	1,726,938	5,106,938	90,362	5,197,300
	Boulevard Plaza	NY	Retail	16,549	6/27/2007	3,224,000	1,634,456	4,858,456	100,694	4,959,150
	Bridgewater Marketplace	FL	Retail	57,960	6/27/2007	6,688,000	2,112,000	8,800,000	109,465	8,909,465
	Cedar Springs Crossing	SC	Retail	86,570	6/27/2007	9,437,000	1,863,000	11,300,000	67,760	11,367,760
	Chuck E Cheese	NY	Retail	11,300	6/27/2007	747,500	360,758	1,108,258	41,223	1,149,481
	Columbia Promenade	FL	Retail	65,883	6/27/2007	9,037,000	3,263,000	12,300,000	123,871	12,423,871
	Concord Crossing	NC	Retail	55,930	6/27/2007	5,098,000	(98,000)	5,000,000	58,274	5,058,274
	Cross Creek	MS	Retail	65,269	6/27/2007	4,225,000	2,228,874	6,453,874	40,983	6,494,857
	CVS Center	OH	Retail	33,270	6/27/2007	650,000	314,934	964,934	33,558	998,492
	D&L Plaza	NY	Retail	148,245	6/27/2007	16,424,000	4,776,000	21,200,000	341,676	21,541,676
	Decatur Marketplace	IL	Retail	22,775	6/27/2007	2,223,000	1,155,253	3,378,253	37,285	3,415,538
	Del-Ton Plaza	NY	Retail	55,473	6/27/2007	3,770,000	1,915,893	5,685,893	111,579	5,797,472

Table VI

ACQUISITIONS OF PROPERTIES (continued)

Prior Performance is not Indicative of Future Results

Property	State	Property Type	Gross Leasable Space	Date Acquired	Total Financing (1)	Cash Down Payment	Cash Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized	Total Costs
Eastwood Shopping Ctr	NY	Retail	155,761	6/27/2007	3,705,000	1,945,769	5,650,769	45,422	5,696,191
Fairview Square	VA	Retail	85,209	6/27/2007	9,987,000	913,000	10,900,000	66,898	10,966,898
Family Place At Las Vegas	NV	Retail	27,300	6/27/2007	3,705,000	1,961,616	5,666,616	32,054	5,698,670
Forestdale Plaza	NC	Retail	53,239	6/27/2007	5,167,500	2,747,771	7,915,271	32,250	7,947,521
Freeway Junction	GA	Retail	162,778	6/27/2007	8,645,000	4,575,604	13,220,604	72,057	13,292,661
Genito	VA	Retail	79,407	6/27/2007	5,167,500	2,725,537	7,893,037	53,311	7,946,348
Hamburg Village Sq.	NY	Retail	92,717	6/27/2007	8,450,000	4,327,259	12,777,259	218,430	12,995,689
Hannaford	NY	Retail	191,718	6/27/2007	12,350,000	6,393,438	18,743,438	249,316	18,992,754
Henrietta Jefferson Plaza	NY	Retail	159,517	6/27/2007	11,212,500	5,804,478	17,016,978	233,022	17,250,000
Henrietta Plaza	NY	Retail	245,426	6/27/2007	21,792,000	5,408,000	27,200,000	369,980	27,569,980
Horizon Park	FL	Retail	215,713	6/27/2007	18,915,000	9,945,003	28,860,003	186,506	29,046,509
Houston Square	GA	Retail	60,799	6/27/2007	4,718,000	1,582,000	6,300,000	75,744	6,375,744
Keller Plaza	MO	Retail	63,876	6/27/2007	3,900,000	2,057,288	5,957,288	38,098	5,995,386
Kensington Place	TN	Retail	70,607	6/27/2007	6,418,000	2,757,000	9,175,000	67,240	9,242,240
Lafayette Center	GA	Retail	78,422	6/27/2007	2,437,500	1,266,883	3,704,383	41,964	3,746,347
Lake Olympia Square	FL	Retail	87,556	6/27/2007	9,837,000	6,463,000	16,300,000	131,317	16,431,317
Lakeview Plaza	FL	Retail	54,788	6/27/2007	4,968,000	3,132,000	8,100,000	96,050	8,196,050
Memorial Square	VA	Retail	143,299	6/27/2007	5,720,000	3,019,485	8,739,485	53,801	8,793,286
Merchants Square	FL	Retail	74,837	6/27/2007	5,980,000	3,120,866	9,100,866	80,745	9,181,611
Metro Station	MS	Retail	52,617	6/27/2007	2,275,000	1,188,340	3,463,340	31,726	3,495,066
Monroe Shopping Ctr	NC	Retail	45,080	6/27/2007	2,015,000	1,053,573	3,068,573	29,361	3,097,934
Mooresville Marketplace	NC	Retail	60,314	6/27/2007	3,835,000	2,032,193	5,867,193	29,986	5,897,179
Pine Plaza	NY	Retail	83,273	6/27/2007	7,345,000	3,795,048	11,140,048	156,108	1,296,156
Pointe at Tampa Palms	FL	Retail	20,258	6/27/2007	5,070,000	2,650,938	7,720,938	72,546	7,793,484
Ridgeview Place	NY	Retail	64,783	6/27/2007	5,850,000	3,006,630	8,856,630	140,288	8,996,918
Shoppes at Citiside	NC	Retail	75,485	6/27/2007	10,696,000	(296,000)	10,400,000	61,320	10,461,320
Shoppes at Turnberry	OH	Retail	61,872	6/27/2007	4,745,000	2,508,418	7,253,418	43,795	7,297,213
Shoppes of Augusta	GA	Retail	21,000	6/27/2007	5,525,000	2,921,302	8,446,302	52,586	8,498,888
South Main Street Plaza	OH	Retail	52,399	6/27/2007	4,099,000	801,000	4,900,000	69,959	4,969,959
Southside Plaza	NY	Retail	63,140	6/27/2007	6,088,000	3,632,000	9,720,000	158,545	9,878,545
Squirewood Village	TN	Retail	46,122	6/27/2007	4,438,000	262,000	4,700,000	60,284	4,760,284
Stockbridge Plaza	GA	Retail	10,800	6/27/2007	2,210,000	1,152,049	3,362,049	37,403	3,399,452
The Crossroads	FL	Retail	63,894	6/27/2007	2,795,000	1,418,945	4,213,945	69,040	4,282,985
Tops Plaza Cortland	NY	Retail	134,223	6/27/2007	17,424,000	6,076,000	23,500,000	273,619	23,773,619
Tops Plaza Erie	PA	Retail	106,331	6/27/2007	15,225,000	2,775,000	18,000,000	249,657	18,249,657
Turfway Plaza	KY	Retail	133,985	6/27/2007	10,626,000	3,474,000	14,100,000	68,332	14,168,332

Table VI

ACQUISITIONS OF PROPERTIES (continued)

Prior Performance is not Indicative of Future Results

	Property	State	Property Type	Gross Leasable Space	Date Acquired	Total Financing(1)	Cash Down Payment	Cash Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized	Total Costs
	Wegman’s Plaza	NY	Retail	122,876	6/27/2007	7,150,000	3,685,204	10,835,204	156,120	10,991,324
	Bi-Lo Center	NC	Retail	54,319	8/15/2007	6,925,000	575,000	7,500,000	79,079	7,579,079
	Eastridge Crossing	NC	Retail	159,429	8/15/2007	4,250,000	250,000	4,500,000	111,224	4,611,224
	North Aiken Bi-Lo	SC	Retail	59,204	8/15/2007	5,750,000	450,000	6,200,000	112,467	6,312,467
	Redbud Commons	NC	Retail	63,937	8/15/2007	8,700,000	1,700,000	10,400,000	107,577	10,507,577
	Thompson Square Mall	NY	Retail	241,052	8/15/2007	18,400,000	6,136,231	24,536,231	253,156	24,789,387
	University Plaza	NY	Retail	162,879	8/15/2007	9,975,000	5,225,000	15,200,000	286,649	15,486,649
	Pasco Square	FL	Retail	135,421	8/20/2007	9,685,000	(1,848,993)	7,836,007	99,301	7,935,308
	Tops Plaza Canandaigua	NY	Retail	57,498	8/20/2007	5,102,233	5,322,532	10,424,765	99,568	10,524,333
	Athens	AL	Retail	209,124	9/14/2007	8,540,976	2,574,850	11,115,826	171,417	11,287,243
	Northgate	TX	Retail	196,590	11/1/2007	13,822,517	1,577,483	15,400,000	117,265	15,517,265
	Airport Village	PA	Retail	70,531	12/1/2007	3,445,000	1,815,000	5,260,000	125,749	5,385,749

						$463,097,657	$176,843,974	$639,941,630	$7,230,638	$647,172,268

Phillips Edison Limited Partnership
	Village at Mooresville	IN	Retail	171,646	1/1/2007	4,639,797	1,225,203	5,865,000	168,949	6,033,949
	Oak Harbor	WA	Retail	14,738	2/23/2007	5,136,634	1,075,065	6,211,699	74,766	6,286,465
	Quincy	IA	Retail	141,816	3/1/2007	3,518,751	986,249	4,505,000	176,901	4,681,901
	Country Club Station	NM	Retail	57,635	4/1/2007	4,847,107	1,452,893	6,300,000	82,214	6,382,214
	Powell Villa	OR	Retail	61,908	6/1/2007	6,293,500	1,906,500	8,200,000	62,046	8,262,046
	Idaho Falls	ID	Retail	14,820	6/1/2007	4,710,000	656,527	5,366,527	39,222	5,405,750
	301& Hawthorne	MD	Retail	14,740	7/18/2007	4,793,499	906,810	5,700,309	25,364	5,725,674
	Mayfair Village	TX	Retail	232,534	7/23/2007	17,681,166	5,368,834	23,050,000	98,866	23,148,866
	Southern Hills	OK	Retail	204,082	8/6/2007	7,828,469	2,396,531	10,225,000	60,979	10,285,979
	Buckingham	TX	Retail	64,773	8/17/2007	3,300,000	978,960	4,278,960	79,775	4,358,735
	12 West Marketplace	MN	Retail	82,911	8/23/2007	2,942,674	857,326	3,800,000	104,985	3,904,985
	Lassen	CA	Retail	79,187	11/1/2007	—	4,300,000	4,300,000	44,845	4,344,845
	Hillside	UT	Retail	13,192	11/13/2007	2,674,308	140,109	2,814,417	26,515	2,840,932
	New Market Madison	NC	Retail	169,343	12/1/2007	—	6,000,000	6,000,000	69,580	6,069,580
	Reisterstown Staples	MD	Retail	35,961	6/28/2006	4,140,780	977,987	5,118,767	35,267	5,154,034
	Commerce Square	TX	Retail	165,391	1/1/2008	—	10,000,000	10,000,000	68,663	10,068,663
	Upper Deerfield	NJ	Retail	110,488	1/1/2008	—	6,500,000	6,500,000	109,985	6,609,985
	Orchard Plaza	PA	Retail	86,099	3/1/2008	3,480,108	265,892	3,746,000	121,885	3,867,885
	Renton	WA	Retail	14,820	3/3/2008	6,678,540	323,420	7,001,960	39,194	7,041,154
	Albuquerque	NM	Retail	16,510	6/27/2008	5,057,379	1,158,300	6,215,678	28,914	6,244,592
	24/Market	MD	Retail	12,547	7/11/2008	2,352,512	382,259	2,734,771	44,813	2,779,584
	Lake Steven	WA	Retail	15,004	10/3/2008	5,848,595	1,064,753	6,913,348	64,472	6,977,821

Table VI

ACQUISITIONS OF PROPERTIES (continued)

Prior Performance is not Indicative of Future Results

Property	State	Property Type	Gross Leasable Space	Date Acquired	Total Financing(1)	Cash Down Payment	Cash Purchase Price plus Acquisition Fee	Other Cash Expenditures Capitalized	Total Costs
Brierhill	MD	Retail	12,649	12/2/2008	4,340,101	(1,654)	4,338,448	71,781	4,410,229
River Road	OR	Retail	14,820	1/5/2009	—	2,800,000	2,800,000	592	2,800,592

					$100,263,920	$51,721,964	$151,985,884	$1,700,574	$153,686,458

(1) Total financing at date of acquisition.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PUBLIC PROGRAMS

The table below presents information concerning the acquisition of properties from its inception on August 17, 2007 to December 31, 2009 by American Realty Capital Trust, Inc. sponsored by American Realty Capital II, LLC and its predecessor entities and affiliates.

Name	Location	Type of Property	Number of Units	Total Gross Leasable Space (Sq. ft.)	Date of Purchase	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
(dollars in thousands)
Federal Express	Pennsylvania	Distribution facility	1	55,440	March 2008	$6,965	$3,243	$9,791	$—	$417	$10,208
First Niagaria (formerly Harleysville National Bank)	Pennsylvania	Bank Branches	15	177,774	March 2008	31,000	10,676	41,386	—	$290	41,676
Rockland Trust Company	Massachusetts	Bank Branches	18	121,057	May 2008	24,413	8,704	32,510	—	$607	33,117
PNC Bank (formerly National City bank)	Florida	Bank Branches	2	8,403	September and October 2008	4,500	2,353	6,731	—	$122	6,853
Rite Aid	Pennsylvania and Ohio	Pharmacies	6	74,919	September 2008	12,808	6,031	18,762	—	$77	18,839
PNC Bank	New Jersey, Ohio, Pennsylvania	Bank Branches	50	275,436	November 2008	33,399	11,414	42,709	—	$2,104	44,813
Federal Express Distribution Center	Texas	Distribution facility	1	152,640	July 2009	—	31,780	31,692	88	—	31,780
Walgreens	Texas	Pharmacies	1	14,820	July 2009	1,550	2,377	3,818	109	—	3,927
CVS	Various	Pharmacies	10	131,105	September 2009	23,750	17,050	40,649	151	—	40,800
CVS II	Various	Pharmacies	15	198,729	November 2009	33,068	26,810	59,788	90	—	59,878
Home Depot	Kansas	Distribution facility	1	465,600	December 2009	13,716	9,817	23,532	1	—	23,533
BSFS	Florida, Oklahoma	Retail	5	47,218	December 2009	—	12,449	12,415	34	—	12,449
Advance Auto	Michigan	Retail	1	7,000	December 2009	—	1,734	1,730	4	—	1,734
											—

			126	1,730,141		$185,169	$144,438	$325,513	$477	$3,617	$329,607

In the year ended December 31, 2009, American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in three separate arrangements. The total amount contributed to these arrangements for the noncontrolling interests was $3.4 million. Due to the nature of these transactions, all of the related properties and associated financial data related to these arrangements are consolidated with the balances of American Realty Capital Trust, Inc.

TABLE VI

ACQUISITIONS OF PROPERTIES BY NON-PUBLIC PROGRAMS

The table below presents information concerning the acquisition of properties from non-public programs from their inception to December 31, 2009, sponsored by American Realty Capital II, LLC and its predecessor entities and affiliates.

Name	Location	Type of Property	Number of Units	Total Gross Leasable Space (Sq. ft.)	Date of Purchase	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
(dollars in thousands)
ARC Income Properties, LLC – Citizens Bank	Various	Bank Branches	62	303,130	July 2008 to August 2009	$82,622	$18,995	$96,883	$2,802	1,932	$101,617
ARC Income Properties II, LLC – PNC Bank	New Jersey, Ohio, Pennsylvania	Bank Branches	50	275,436	November 2008	33,399	11,414	42,709	—	2,104	44,813
ARC Income Properties III, LLC – Home Depot	South Carolina	Distribution facility	1	465,600	Nov-09	14,934	11,011	25,925	20	20	25,945
ARC Growth Fund, LP – Wachovia Bank	Various	Bank Branches	52	229,544	July to December 2008	19,876	43,717	61,124	—	2,469	63,593

			165	1,273,710		$150,831	$85,137	$226,641	$2,822	$6,525	$235,968

(1)	ARC Growth Partnership, LP mutually terminated the contractual agreement with Wachovia Bank, N.A. in March 2009, and has not acquired any vacant bank branches following this termination. ARC Growth Partnership, LP is currently in the process of selling its remaining assets.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, State of Ohio, on August 11, 2010.

Phillips Edison – ARC Shopping Center REIT Inc.

By: /s/ Jeffrey S. Edison
Jeffrey S. Edison Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	Co-Chairman of the Board	August 11, 2010
Michael C. Phillips

	/s/ Jeffrey S. Edison	Co-Chairman of the Board and	August 11, 2010
	Jeffrey S. Edison	Chief Executive Officer (Principal Executive Officer)

	/s/ John Bessey	President	August 11, 2010
John Bessey

	*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2010
Richard J. Smith

	*	Director	August 11, 2010
William M. Kahane

	*	Director	August 11, 2010
Leslie T. Chao

	*	Director	August 11, 2010
Ethan Hershman

	*	Director	August 11, 2010
Ronald K. Kirk

	*	Director	August 11, 2010
Paul Massey

*By:	/s/ John Bessey
John Bessey
Attorney-in-fact